UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 7.01	Regulation FD Disclosure.

France Financing:

On February 27, 2013, Toys “R” Us France Real Estate SAS (“TRU France Real Estate”), an indirect wholly-owned subsidiary of Toys “R” Us, Inc. (the “Company”), entered into a 5 year senior secured term loan facility agreement (the “France Propco Facility Agreement”). The total current size of the France Propco Facility Agreement is $63 million (€48 million).

The loan bears interest equal to EURIBOR plus a margin of 4.5% per annum. The Company has entered into a 2.5% interest rate cap as required under the France Propco Facility Agreement. The loan matures on February 27, 2018. The loan is secured by 9 properties located in France.

TRU France Real Estate used the gross proceeds from the loan, together with cash on hand, to repay the loan under its existing $79 million (€61 million) France propco facility agreement dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President –
Chief Financial Officer

Date: February 27, 2013